Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Switz and James G. Mathews, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the ADC Telecommunications, Inc. 2010 Global Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 9th day of February, 2010, by the following persons:

Signature	Title
/s/ Robert E. Switz	Chairman, President and Chief Executive Officer (principal executive officer)

Robert E. Switz

/s/ James G. Mathews	Vice President and Chief Financial Officer (principal financial officer)

James G. Mathews

/s/ Steven G. Nemitz	Vice President, Controller (principal accounting officer)

Steven G. Nemitz

/s/ William R. Spivey PhD	Independent Lead Director

William R. Spivey

/s/ John J. Boyle, III	Director

John J. Boyle, III

/s/ Mickey P. Foret	Director

Mickey P. Foret

/s/ Lois M. Martin	Director

Lois M. Martin

/s/ Krish A. Prabhu, PhD	Director

Krish A. Prabhu, PhD

Signature	Title
/s/ John E. Rehfeld	Director

John E. Rehfeld

/s/ David A. Roberts	Director

David A. Roberts

/s/ Larry W. Wangberg	Director

Larry W. Wangberg

/s/ John D. Wunsch	Director

John D. Wunsch